EXHIBIT 10.37

AMENDMENT

TO

SEVERANCE AND CHANGE IN CONTROL AGREEMENT

This Amendment to Severance and Change in Control Agreement is entered into as of March 6, 2018, by and between T2 Biosystems, Inc., a Delaware corporation having its principal place of business at 101 Hartwell Avenue, Lexington, Massachusetts 02421 USA (“T2 Bio”) and Alec Barclay (“Employee”).  Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Severance / Change in Control Agreement (as defined below).

Recitals

A.T2 Bio and Employee previously executed that certain Letter Agreement governing severance compensation and payments upon a Change in Control, dated as of February 1, 2017 (as may be amended, restated, or otherwise modified, the “Severance Agreement”).

B.T2 Bio and Distributor desire to amend the Severance Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Severance Agreement in accordance with Section 4(a) thereof as follows:

1. Amendment to Section 1(a).  Section 1(a) of the Severance Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a)the Company will pay you severance in an amount equal to 12 months of your then current annual base salary, payable in equal installments over a period of 12 months (the “Severance Period”) in accordance with the Company’s payroll practices, commencing on your termination of employment;”

2.No Other Amendments.  Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Severance Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The Severance Agreement and this Amendment shall be read and construed together as a single agreement and the term “Agreement” shall henceforth be deemed a reference to the Severance Agreement as amended by this Amendment.  This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives below.

T2 BIOSYSTEMS, INC.
By:	/s/ Michael Gibbs___________	By:	/s/ Alec Barclay________

Name:	Michael Gibbs	Name:	Alec Barclay
Title:	General Counsel	Date:	March 6, 2018